II-2
  As filed with the Securities and Exchange Commission on February 13, 2002
                                         Registration Statement No. 333-39059
_____________________________________________________________________________
__________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                          THE BOMBAY COMPANY, INC.
           (Exact name of registrant as specified in its charter)
         Delaware                                           75-1475223
      (State or other                                   (I.R.S. Employer
       jurisdiction                                   Identification No.)
    of incorporation or
       organization)

 550 Bailey Avenue, Suite                                     76107
            700                                            (Zip Code)
     Fort Worth, Texas
   (Address of principal
    executive offices)

                          The Bombay Company, Inc.
             1993 Stock Deferral Plan for Non-Employee Directors
                          (Full title of the Plan)

                        Michael J. Veitenheimer, Esq.
                Vice President, Secretary and General Counsel
                          The Bombay Company, Inc.
                        550 Bailey Avenue, Suite 700
                          Fort Worth, Texas  76107
                               (817) 347-8200
          (Name, address and telephone number of agent for service)

                                  Copy to:
                               Fred W. Fulton
                          Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                             Dallas, Texas 75201
                               (214) 969-1700
                     __________________________________

 This Post-Effective Amendment No. 1 to Registration Statement No. 333-39059 is being filed because the Registrant's 1993 Stock Deferral Plan for
 Non-Employee Directors is no longer being used by the Registrant. The Registrant is concurrently filing a Registration Statement on Form S-8 for its Amended and Restated 2001 Non-Employee Directors' Equity Plan, which registers all of the shares of common stock that were not issued under the 1993 Stock Deferred Plan for Non-Employee Directors (the "Carryover Shares"), as well as additional shares of common stock. Accordingly, the Carryover Shares are hereby being removed from registration pursuant to this Registration Statement.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-39059 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on February 13, 2002.

                                THE BOMBAY COMPANY, INC.


                                By:         /s/ CARMIE MEHRLANDER
                                   Carmie   Mehrlander,  Chairman
                                   of  the  Board, President  and
                                   Chief Executive Officer


                       POWER OF ATTORNEY

   Each  person whose signature appears below authorizes  Michael
J. Veitenheimer to execute in the name of such person who is then an officer or director of the Registrant, and to file any further amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration
Statement No. 333-39059 has been signed by the following persons in the capacities indicated on February 13, 2002.


           Signature          Capacity in Which      Date
                                   Signed


   /s/ CARMIE MEHRLANDER        Chairman of the       2/08/02
       Carmie Mehrlander        Board, President
                                and Chief Executive
                                Officer)


   /s/ ELAINE D. CROWLEY       Vice President,       2/12/02
                               Chief Financial
       Elaine D.Crowley        Officer and
                               Treasurer
                              (Principal
                              Financial and
                              Accounting
                              Officer)



        /s/ BARBARA BASS      Director              2/07/02
        Barbara Bass



      /s/ JOHN H. COSTELLO    Director              2/07/02
         John H.Costello



      /s/ GLENN E. HEMMERLE   Director              2/07/02
      Glenn E.Hemmerle



                              Director
      James A. Marcum                               2/07/02



      /s/ JULIE L. REINGANUM  Director              2/07/02
      Julie L. Reinganum



      /s/ BRUCE R. SMITH      Director              2/07/02
      Bruce R.Smith



      /s/ NIGEL TRAVIS        Director              2/07/02
      Nigel Travis




                        INDEX TO EXHIBITS

Exhibit Number              Exhibit

   4.1        Restated Certificate of Incorporation. (1)

   4.2        Bylaws (Restated - Effective May 21, 1997). (2)

   4.3        Form  of  certificate evidencing ownership  of  the
               Common Stock of The Bombay Company, Inc. (2)

   23.1  Consent of PricewaterhouseCoopers, LLP. (3)

   24.1 Power of Attorney (included on signature page of this Post-Effective Amendment).

         (1)  Previously filed as an exhibit to the  Registrant's
     Annual Report on Form 10-K for the year ended July 4,  1993.
     Such exhibit is incorporated herein by reference.

         (2)  Previously filed as an exhibit to the  Registrant's
     Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated hereby reference.

        (3) Filed herewith.